Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this Registration Statement on Form S-1 of our report dated March 21, 2013, of Mobivity Holdings Corp. relating to the financial statements as of December 31, 2012 and 2011.  We hereby consent to the incorporation in this Registration Statement on Form S-1 of our report dated August 5, 2013, of Front Door Insights, LLC relating to the financial statements as of December 31, 2012 and 2011, and the reference to our firm under the caption “Experts” in the Registration Statement.

/s/ M&K CPAS, PLLC
www.mkacpas.com
Houston, Texas

August 16, 2013